 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37406	EIN 30-0687898
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

United States

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2018, Corindus Vascular Robotics, Inc. (the “Company”) closed a private placement consisting of the issuance of newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) to a select group of existing and new investors, including Hudson Executive Capital and BioStar Ventures, for gross proceeds of $25.0 million (the “Financing”). Under the terms of the Financing, the Company issued shares of Series A Preferred Stock convertible into 20,000,000 shares of its Common Stock, par value $0.0001 per share, at a rate of $1.25 per share. In connection with the closing of the Financing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the participating investors, requiring the Company to register the resale of the Shares. Under the Registration Rights Agreement, the Company will be required to prepare and file a registration statement with the Securities and Exchange Commission within 30 days of the closing of the Financing, and to use commercially reasonable efforts to have the registration statement declared effective within 60 days if there is no review by the Securities and Exchange Commission, and within 90 days in the event of such review. The Registration Rights Agreement also contains piggyback registration rights in favor of the investors and customary indemnification provisions.

Term Loan Facility

On March 16, 2018 (the “Effective Date”), the Company entered into a loan and security agreement (the “Term Loan Facility”), with Silicon Valley Bank (“SVB”), as collateral agent, and the lenders party thereto from time to time, including Solar Capital Ltd. and SVB, pursuant to which the lenders agreed to make term loans available to the Company in an aggregate amount of up to $23 million, consisting of (i) an aggregate amount of $12 million available on the Effective Date, (ii) an aggregate amount of $5.5 million available to be drawn at the Company’s option on or prior to March 31, 2019; provided the Company has achieved gross profit of at least $4.5 million for a six consecutive month period after the Effective Date, but on or prior to December 31, 2018 and no event of default is then occurring and (iii) an aggregate amount of $5.5 million available to be drawn at the Company’s option on or prior to August 31, 2019; provided the Company has received, subsequent to the Effective Date, net cash proceeds from the issuance of equity securities of at least $30,000,000 on or prior to June 30, 2019, achieved gross profit of at least $8.0 million for a six consecutive month period after the Effective Date, but on or prior to August 31, 2019 and no event of default is occurring. Proceeds from the term loans may be used for working capital and general business purposes. The Term Loan Facility is secured by substantially all of the Company’s personal property other than its intellectual property. The Term Loan Facility restricts the Company’s ability to grant any interest in its intellectual property other than certain permitted licenses and permitted encumbrances set forth in the Term Loan Facility.

The outstanding term loans bear interest at a floating rate per annum equal to the greater of (i) 8.83% and (ii) the sum of (a) the one month ICE Benchmark LIBOR based on U.S. Dollar deposits, plus (b) 7.25%. The Company is required to make monthly interest-only payments on each outstanding term loan commencing on the first calendar day of the calendar month following the funding date of such term loan, and continuing on the first calendar day of each calendar month thereafter through September 1, 2019. Commencing on October 1, 2019, and continuing on the first calendar day of each calendar month thereafter, the Company is required to make consecutive equal monthly payments of principal, together with applicable interest, in arrears to each lender, calculated pursuant to the Term Loan Facility. All unpaid principal and accrued and unpaid interest with respect to each term loan is due and payable in full on March 1, 2022. Upon repayment of the term loans, the Company is also required to make a final payment to the lenders equal to 6.0% of the original principal amount of term loans funded.

At the Company’s option, the Company may prepay the outstanding principal balance of any term loan in whole but not in part, subject to a prepayment fee of 2.5% of any amount prepaid if the prepayment occurs through and including the first anniversary of the Effective Date, 1.5% of the amount prepaid if the prepayment occurs after the first anniversary of the Effective Date through and including the second anniversary of the Effective Date, or 1.0% of the amount prepaid if the prepayment occurs after the second anniversary of the Effective Date through and including the third anniversary of the Effective Date.

The Term Loan Facility includes customary representations and warranties and affirmative and negative covenants. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal corporate existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and satisfy certain requirements regarding deposit accounts. Commencing with the earlier of the second advance under the Term Loan Facility or the first advance under the Revolving Loan Facility (defined below), the Company must also achieve net product revenue, measured as of the last day of each month on a trailing six-month basis, that is (i) greater than or equal to 70% of the revenue target set forth in the Company’s board-approved projections for the 2018 fiscal year, (ii) greater than or equal to 65% of the revenue target set forth in the Company’s board-approved projections for the 2019 fiscal year, and (iii) greater than or equal to 50% of the revenue target set forth in the Company’s board-approved projections for the 2020 and 2021 fiscal years. New minimum revenue levels will be established for any subsequent fiscal year by mutual agreement of the Company and the lenders. The negative covenants include, among others, restrictions on transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets and suffering a change in control, in each case subject to certain exceptions.

The Term Loan Facility also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 5.0% and would provide SVB, as collateral agent, with the right to exercise remedies against the Company and the collateral securing the Term Loan Facility. These events of default include, among other things, any failure by the Company to pay principal or interest due under the Term Loan Facility, a breach of certain covenants under the Term Loan Facility, insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $250,000, one or more judgments against the Company in an amount greater than $250,000 individually or in the aggregate, and any default under the Revolving Loan Facility.

Revolving Loan Facility

On the Effective Date, the Company also entered into a loan and security agreement (the “Revolving Loan Facility”), with SVB, as lender, pursuant to which SVB agreed to make a revolving line of credit available to the Company in an aggregate amount of up to the lesser of (i) $3 million or (ii) a borrowing base equal to 80% of the Company’s eligible accounts receivable. Proceeds from the revolving line of credit may be used for working capital and general business purposes. The Revolving Loan Facility is secured by substantially all of the Company’s personal property other than intellectual property. The Revolving Loan Facility restricts the Company’s ability to grant any interest in its intellectual property other than certain permitted licenses and permitted encumbrances set forth in the Revolving Loan Facility.

The principal amount outstanding under the revolving line bears interest at a floating rate per annum equal to the greater of (i) 5.0% and (ii) the sum of (a) the “prime rate,” as reported in The Wall Street Journal, plus (b) 0.5%, which interest is payable monthly. Principal amounts borrowed under the revolving line of credit may be repaid and, prior to the maturity date, re-borrowed, subject to the terms and conditions set forth in the Revolving Loan Facility. The revolving line terminates, and all unpaid principal and accrued and unpaid interest with respect thereto is due and payable in full, on March 1, 2022. The Company is also required to pay an annual facility fee on the revolving line of $15,000 on each anniversary of the Effective Date, a termination fee of $22,500 if the revolving line is terminated prior to the maturity date for any reason, and an unused revolving line facility fee in an amount equal to 0.5% per annum of the average unused portion of the revolving line payable monthly.

The Revolving Loan Facility includes customary representations and warranties and affirmative and negative covenants. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal corporate existence and governmental approvals, deliver certain financial reports and account information, maintain insurance coverage and satisfy certain requirements regarding deposit accounts. Commencing with the earlier of the second advance under the Term Loan Facility or the first advance under the Revolving Loan Facility described below, the Company must also achieve net product revenue, measured as of the last day of each month on a trailing six-month basis, that is (i) greater than or equal to 70% of the Company’s revenue target set forth in its board-approved projections for the 2018 fiscal year, (ii) greater than or equal to 65% of the Company’s revenue target set forth in its board-approved projections for the 2019 fiscal year, and (iii) greater than or equal to 50% of the Company’s revenue target set forth in its board-approved projections for the 2020 and 2021 fiscal years. New minimum revenue levels will be established for any subsequent fiscal year by mutual agreement of the Company and the lenders. The negative covenants include, among others, restrictions on transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets and suffering a change in control, in each case subject to certain exceptions.

The Revolving Loan Facility also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 5.0% and would provide SVB with the right to exercise remedies against the Company and the collateral securing the Revolving Loan Facility. These events of default include, among other things, any failure by the Company to pay principal or interest due under the Revolving Loan Facility, a breach of certain covenants under the Revolving Loan Facility, insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $250,000, one or more judgments against the Company in an amount greater than $250,000 individually or in the aggregate, and any default under the Term Loan Facility described above.

The foregoing are only brief descriptions of the material terms of the Registration Rights Agreement, Term Loan Facility and Revolving Loan Facility attached as Exhibit 10.2 to the Company’s current report on Form 8-K filed on March 16, 2018 (File No. 001-37406), Exhibit 10.2 hereto and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

The Term Loan Facility and the Revolving Loan Facility are being filed as exhibits hereto in order to provide investors and stockholders with information about the terms contained therein. They are not intended to provide any other factual information about the Company or any of the other parties thereto. The assertions embodied in the representations and warranties contained in the Term Loan Facility and the Revolving Loan Facility, respectively, are given only as of the dates specified therein and may have been qualified by information provided among the parties. Such representations and warranties were used for the purpose of allocating risk, both known and unknown, among the parties rather than to make affirmative factual claims or statements. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to such agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the transactions described above, the Company agreed to issue the lenders warrants (the “Warrants”) to purchase an aggregate number of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), as shall equal 1.5% of the amount of each term loan, divided by the applicable exercise price under each such Warrant. The exercise price shall be equal to the lower of (a) the average of the closing prices for the Common Stock for the 10-trading day period ending on the trading day immediately preceding the date on which the applicable term loan became exercisable, and (b) the closing price for the Common Stock on the trading day immediately preceding the date on which the applicable term loan was made, subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may be exercised for cash or on a cashless basis. On the Effective Date, the Company issued Warrants to the lenders to purchase an aggregate amount of 141,287 shares of Common Stock in connection with the initial term loan of $12 million.

The foregoing is a brief description of the material terms of the form of Warrant attached hereto as Exhibits 4.1 and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Warrants and such description is qualified in its entirety by reference to the exhibit.

Item 9.01.	Financial Statements and Exhibits.

 (d)       Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Stock
10.1	Registration Rights Agreement, dated March 16, 2018, by and among the Company and the parties named therein (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed March 16, 2018 (File No. 001-37406))
10.2	Loan and Security Agreement, dated March 16, 2018, by and among the Company and the parties named therein (the Term Loan Facility)
10.3	Loan and Security Agreement, dated March 16, 2018, by and among the Company and the parties named therein (the Revolving Loan Facility)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 19, 2018	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
	Name:	David W. Long
	Title:	Chief Financial Officer